Beckstead and Watts, LLP
Certified Public Accountants
                                                   2425 W. Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                               702.257.1984  tel
                                                                702.362.0540 fax



May 16, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for United Fuel & Energy Corporation (formerly Brands Shopping Network, Inc.) (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2004 and 2003. Effective March 1, 2005, we were dismissed by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated March 1, 2005, and we agree with such statements contained therein, except that we can neither affirm or deny that Johnson, Miller & Co. was not consulted prior to their engagement, or that the Board of Directors approved their appointment.

Sincerely,


/s/ Beckstead and Watts, LLP
----------------------------
Beckstead and Watts, LLP